TRUEBLUE REPORTS SECOND QUARTER 2020 RESULTS

TACOMA, WASH. - Jul. 27, 2020 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2020.

Second quarter revenue was $359 million, a decrease of 39 percent compared to revenue of $589 million in the second quarter of 2019. Net loss per diluted share was $0.23 compared to net income per diluted share of $0.49 in the second quarter of 2019. Adjusted net loss1 per diluted share was $0.12 compared to adjusted net income per diluted share of $0.64 in the second quarter of 2019.

“I want to thank our employees, associates, and clients for their outstanding efforts to safely serve the needs of our communities and essential businesses over the past several months,” said Patrick Beharelle, CEO of TrueBlue. “We will continue to face revenue challenges until the economic recovery from COVID-19 gains greater momentum and clients are back on their feet.”

“We experienced a significant decline in the demand for our services during the quarter,” Mr. Beharelle continued. “We saw moderate demand improvement toward the end of the quarter which continued into July. Our actions to reduce expenses while maintaining our operational strengths are paying off. These actions not only help preserve profitability, but also help maintain our balance sheet strength and allow us to continue to invest in our digital strategies.”

2020 Outlook

Due to the uncertainty surrounding COVID-19 and its impact on the business environment, TrueBlue is not providing customary quarterly guidance. However, the company is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss second quarter 2020 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Monday, Jul. 27, 2020. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2019, TrueBlue connected approximately 724,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to successfully reduce operating expenses and otherwise adapt to the changing economic environment caused by COVID–19, (4) our ability to access sufficient capital to finance our operations, including our ability to comply with or obtain waivers for covenants contained in our revolving credit facility, (5) our ability to attract and retain clients, (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (7) our ability to maintain profit margins, (8) new laws and regulations that could affect our operations or financial results, (9) our ability to successfully execute on business strategies to further digitize our business model, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(in thousands, except per share data)	Jun 28, 2020	Jun 30, 2019	Jun 28, 2020	Jun 30, 2019
Revenue from services	$358,944	$588,594	$853,196	$1,140,946
Cost of services	275,719	431,911	643,812	837,568
Gross profit	83,225	156,683	209,384	303,378
Selling, general and administrative expense	97,200	125,965	214,581	253,945
Depreciation and amortization	7,256	9,827	16,350	19,779
Goodwill and intangible asset impairment charge	—	—	175,189	—
Income (loss) from operations	(21,231)	20,891	(196,736)	29,654
Interest and other income (expense), net	(412)	827	(149)	1,380
Income (loss) before tax expense (benefit)	(21,643)	21,718	(196,885)	31,034
Income tax expense (benefit)	(13,475)	2,312	(38,223)	3,352
Net income (loss)	$(8,168)	$19,406	$(158,662)	$27,682

Net income (loss) per common share:
Basic	$(0.23)	$0.50	$(4.39)	$0.71
Diluted	$(0.23)	$0.49	$(4.39)	$0.70

Weighted average shares outstanding:
Basic	35,077	39,163	36,166	39,264
Diluted	35,077	39,554	36,166	39,619

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 28, 2020	Dec 29, 2019
ASSETS
Cash and cash equivalents	$92,051	$37,608
Accounts receivable, net	224,078	342,303
Other current assets	43,772	41,822
Total current assets	359,901	421,733
Property and equipment, net	67,447	66,150
Restricted cash and investments	217,844	230,932
Goodwill and intangible assets, net	126,617	311,171
Other assets, net	131,192	106,169
Total assets	$903,001	$1,136,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$220,025	$230,806
Long-term debt, less current portion	17,949	37,100
Other long-term liabilities	252,266	242,276
Total liabilities	490,240	510,182
Shareholders’ equity	412,761	625,973
Total liabilities and shareholders’ equity	$903,001	$1,136,155

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(in thousands)	Jun 28, 2020	Jun 30, 2019
Cash flows from operating activities:
Net income (loss)	$(158,662)	$27,682
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,350	19,779
Goodwill and intangible asset impairment charge	175,189	—
Provision for doubtful accounts	5,923	3,761
Stock-based compensation	4,345	5,260
Deferred income taxes	(27,049)	2,393
Non-cash lease expense	7,454	6,934
Other operating activities	2,669	(2,072)
Changes in operating assets and liabilities:
Accounts receivable	111,803	16,162
Income tax receivable	(7,291)	(6,347)
Other assets	4,682	(4,472)
Accounts payable and other accrued expenses	(22,197)	(16,542)
Accrued wages and benefits	4,921	(4,667)
Workers’ compensation claims reserve	(5,668)	(7,109)
Operating lease liabilities	(7,643)	(6,957)
Other liabilities	(1,344)	3,174
Net cash provided by operating activities	103,482	36,979
Cash flows from investing activities:
Capital expenditures	(11,641)	(11,064)
Purchases of restricted available-for-sale investments	(1,739)	(4,295)
Sales of restricted available-for-sale investments	2,581	2,435
Purchases of restricted held-to-maturity investments	(11,458)	(7,020)
Maturities of restricted held-to-maturity investments	16,190	17,250
Net cash used in investing activities	(6,067)	(2,694)
Cash flows from financing activities:
Purchases and retirement of common stock	(52,346)	(9,077)
Net proceeds from employee stock purchase plans	536	700
Common stock repurchases for taxes upon vesting of restricted stock	(1,956)	(1,631)
Net change in Revolving Credit Facility	7,900	(55,300)
Other	(1,344)	(119)
Net cash used in financing activities	(47,210)	(65,427)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(736)	560
Net change in cash, cash equivalents, and restricted cash	49,469	(30,582)
Cash, cash equivalents and restricted cash, beginning of period	92,371	102,450
Cash, cash equivalents and restricted cash, end of period	$141,840	$71,868

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Jun 28, 2020	Jun 30, 2019
Revenue from services:
PeopleReady	$209,151	$369,261
PeopleManagement	118,661	153,530
PeopleScout	31,132	65,803
Total company	$358,944	$588,594

Segment profit (loss) (1):
PeopleReady	$633	$21,795
PeopleManagement	1,803	4,128
PeopleScout	(2,782)	11,223
Total segment profit (loss)	(346)	37,146
Corporate unallocated expense	(4,929)	(3,634)
Total company Adjusted EBITDA (2)	(5,275)	33,512
Work Opportunity Tax Credit processing fees (3)	—	(240)
Acquisition/integration costs (4)	—	(673)
Other adjustments (5)	(8,700)	(1,881)
EBITDA (2)	(13,975)	30,718
Depreciation and amortization	(7,256)	(9,827)
Interest and other income (expense), net	(412)	827
Income (loss) before tax expense (benefit)	(21,643)	21,718
Income tax benefit (expense)	13,475	(2,312)
Net income (loss)	$(8,168)	$19,406

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit (loss) includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)
Other adjustments for the 13 weeks ended June 28, 2020 and June 30, 2019 primarily include workforce reduction costs of $11.0 million ($3.0 million in cost of services and $8.0 million in selling, general and administrative expense) and $0.5 million (in selling, general and administrative expense), respectively, implementation costs for cloud-based systems of $0.1 million and $1.1 million, respectively and amortization of software as a service assets of $0.6 million and $0.5 million, respectively, which is reported in selling, general and administrative expense. For the 13 weeks ended June 28, 2020, these costs were slightly offset by $3.1 million in COVID-19 government subsidies.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs,
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income (loss), and
- adjustment of income taxes to our normalized long-term expected tax rate for periods prior to Q2 2020.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

1.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 Weeks Ended
(in thousands, except for per share data)	Jun 28, 2020	Jun 30, 2019
Net income (loss)	$(8,168)	$19,406
Amortization of intangible assets of acquired businesses (1)	2,071	4,957
Acquisition/integration costs (2)	—	673
Other adjustments (3)	8,700	1,881
Tax effect of adjustments to net income (loss) (4)	(6,706)	(1,052)
Adjustment of income taxes to normalized effective rate (5)	—	(729)
Adjusted net income (loss)	$(4,103)	$25,136

Adjusted net income (loss) per diluted share	$(0.12)	$0.64

Diluted weighted average shares outstanding	35,077	39,554

2.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 Weeks Ended
(in thousands)	Jun 28, 2020	Jun 30, 2019
Net income (loss)	$(8,168)	$19,406
Income tax expense (benefit)	(13,475)	2,312
Interest and other (income) expense, net	412	(827)
Depreciation and amortization	7,256	9,827
EBITDA	(13,975)	30,718
Work Opportunity Tax Credit processing fees (6)	—	240
Acquisition/integration costs (2)	—	673
Other adjustments (3)	8,700	1,881
Adjusted EBITDA	$(5,275)	$33,512

(1)	Amortization of intangible assets of acquired businesses.

(2)	Acquisition/integration costs for the acquisition of TMP Holding LTD completed on June 12, 2018.

(3)
Other adjustments for the 13 weeks ended June 28, 2020 and June 30, 2019 primarily include workforce reduction costs of $11.0 million ($3.0 million in cost of services and $8.0 million in selling, general and administrative expense) and $0.5 million (in selling, general and administrative expense), respectively, implementation costs for cloud-based systems of $0.1 million and $1.1 million, respectively and amortization of software as a service assets of $0.6 million and $0.5 million, respectively, which is reported in selling, general and administrative expense. For the 13 weeks ended June 28, 2020, these costs were slightly offset by $3.1 million in COVID-19 government subsidies.

(4)	Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the effective rate of 62 percent for Q2 2020 relative to the expected long-term ongoing rate of 14 percent for Q2 2019.

(5)
Adjustment of the effective income tax rate to the expected long-term ongoing rate of 14 percent for Q2 2019. Beginning in Q2 2020, we will not be adjusting our GAAP tax rate in our adjusted net income calculation until our profitability rises to a more substantial level.

(6)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.